Exhibit 99.1

KFORCE REPORTS SECOND QUARTER 2019 REVENUE FROM CONTINUING OPERATIONS OF $338.9 MILLION
EPS FROM CONTINUING OPERATIONS OF $0.66 PER SHARE
REPURCHASED 1.0 MILLION SHARES OF STOCK FOR $36.7 MILLION DURING THE QUARTER
TAMPA, FL, July 31, 2019 — Kforce Inc. (Nasdaq: KFRC), a professional staffing services and solutions firm, today announced results for the second quarter of 2019.
Financial Highlights
•During the three months ended June 30, 2019, Kforce completed the sale of our Government Solutions ("GS") segment, consisting of our KGS and TraumaFX® businesses. The results of the GS segment has been reported as a discontinued operation for all periods presented and the assets and liabilities have been reflected separately as held for sale at December 31, 2018.
•Revenue from continuing operations for the quarter ended June 30, 2019 was $338.9 million compared to $329.5 million for the quarter ended June 30, 2018, an increase of 2.8%.
•Year-over-year growth for Tech Flex and Direct Hire revenue was 6.2% and 7.7%, respectively, while FA Flex declined 9.4%.
•Gross profit margin decreased 60 basis points in the quarter ended June 30, 2019 from the comparable period in 2018.
•SG&A as a percentage of revenue for the quarter ended June 30, 2019 of 23.0% decreased 30 basis points from the comparable period in 2018.
•Operating margin for the quarter ended June 30, 2019 was 6.3%.
•Income from continuing operations for the quarter ended June 30, 2019 was $16.1 million, or $0.66 per share, versus $15.2 million, or $0.60 per share, in the comparable period in 2018.
•Operating cash flows during the quarter ended June 30, 2019 were $10.5 million compared to $28.0 million for the quarter ended June 30, 2018.
•We returned $41.0 million of capital to our shareholders in the form of dividends of $4.3 million and stock repurchases of $36.7 million during the quarter ended June 30, 2019.
Management Commentary
David L. Dunkel, Chairman and Chief Executive Officer commented, “We are very pleased to have completed the divestiture of our KGS and TraumaFX® businesses resulting in all of our revenues now being derived from domestic professional and technical staffing services and solutions. With this narrowed focus and strong balance sheet, we believe Kforce is very well positioned for long-term success.
Second quarter results for our largest business, Tech Flex, experienced growth of 6.2% year-over-year. Tech Flex continues to benefit from improving bill rates and longer assignment durations, which we believe is related to the acute labor shortage, especially with highly-skilled resources. The pace of digital transformation continues to be rapid, forcing organizations across all industries to increase their technology investments. We believe the secular drivers of technology are transcending traditional cyclical patterns as business models are transformed.”

Joseph J. Liberatore, President, said, “We believe that the continued above-market growth that we have experienced in Tech Flex is a result of the actions taken and investments made over the last several years to better segment our client portfolio and optimize the alignment of our associates within the portfolio. We continue to take the necessary actions to continue improving associate productivity and the retention of our associates.”
David M. Kelly, Chief Financial Officer, said, “Our strong cash flows and balance sheet offers us an excellent opportunity to continue to invest in future growth while at the same time returning significant capital to our shareholders.
During the second quarter of 2019, we repurchased approximately 1.0 million shares on the open market at a total cost of approximately $36.7 million. We expect to continue returning significant capital to our shareholders for the remainder of 2019 as we work to deploy the remaining portion of the net cash proceeds from the divestiture of the GS segment. We are also pleased to announce that our Board of Directors approved a third quarter cash dividend of $0.18 per share, which will be payable on September 20, 2019 to shareholders of record as of the close of business on September 6, 2019.”
Guidance and Outlook
Looking forward to the third quarter of 2019, there will be 64 billing days, as compared to 64 billing days in the second quarter of 2019 and 63 billing days in third quarter of 2018. Revenue per billing day from continuing operations in the second quarter of 2019 was $5.3 million. Current estimates for the third quarter of 2019 related to our continuing operations are:
•Revenue of $337 million to $341 million
•Earnings per share of $0.65 to $0.67
•Gross profit margin of 29.3% to 29.5%
•Flex gross profit margin of 26.8% to 27.0%
•SG&A expense as a percent of revenue of 22.5% to 22.7%
•Operating margin of 6.2% to 6.4%
•Effective tax rate of 24.5%
Conference Call
On Wednesday, July 31, 2019, Kforce will host a conference call at 8:30 a.m. E.T. to discuss these results. The dial-in number is (877) 344-3890 and the conference passcode is Kforce. The prepared remarks for this call and webcast are available on the Investor Relations page of the Kforce Inc. website (http://investor.kforce.com/) in the Events & Presentations section.
The replay of the call will be available from 11:30 a.m. E.T., Wednesday, July 31, 2019 through August 7, 2019 by dialing (855) 859-2056, passcode 4445427.
About Kforce, Inc.
Kforce Inc. is a professional staffing services and solutions firm that specializes in the areas of Technology and Finance and Accounting. Each year, our network of over 50 offices and two national recruiting centers provide opportunities for 34,000 highly skilled professionals who work with over 4,000 clients, including 70% of the Fortune 100. At Kforce, our promise is to deliver great results through strategic partnership and knowledge sharing. For more information, please visit our Web site at http://www.kforce.com.
Michael R. Blackman, Chief Corporate Development Officer
(813) 552-2927

Cautionary Note Regarding Forward-Looking Statements
Certain of the above statements contained in this press release, including the return of significant capital to our shareholders for the remainder of 2019 and estimated financial performance for the third quarter, are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Factors that could cause actual results to differ materially include the following: business conditions, growth in temporary staffing and the general economy; competitive factors, risks due to shifts in the market demand; a reduction in the supply of candidates or the Firm's ability to attract such candidates; the success of the Firm in attracting and retaining revenue-generating talent; changes in the service mix; ability of the Firm to repurchase shares; the occurrence of unanticipated expenses; the effect of adverse weather conditions; changes in our effective tax rate; changes in government regulations, laws and policies that are adverse to our businesses; risk of contract performance, delays or termination or the failure to obtain new assignments or contracts, or funding under contracts; changes in client demand and our ability to adapt to such changes; continued performance of and improvements to our enterprise information systems, and the risk factors listed from time to time in the Firm’s reports filed with the Securities and Exchange Commission, including the Firm’s Form 10-K for the fiscal year ending December 31, 2018, as well as assumptions regarding the foregoing. In particular, the Firm makes no assurances that the estimates of continuing operations will be achieved or that we will continue to increase our market share, successfully manage risks to our revenue stream, successfully put into place the people and processes that will create future success or further accelerate our revenue. The terms “should,” “believe,” “estimate,” “expect,” “intend,” “anticipate,” “foresee,” “plan” and similar expressions and variations thereof contained in this press release identify certain of such forward-looking statements, which speak only as of the date of this press release. As a result, such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Future events and actual results may differ materially from those indicated in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements and the Firm undertakes no obligation to update any forward-looking statements.

Kforce Inc.
Summary of Operations
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended
	June 30, 2019	Mar. 31, 2019	June 30, 2018
Revenue by segment:
Technology	$265,305	$255,643	$249,763
Finance and accounting	73,556	71,095	79,772
Total Revenue	338,861	326,738	329,535
Direct costs	237,835	233,562	229,315
Gross profit	101,026	93,176	100,220
GP %	29.8%	28.5%	30.4%
Flex GP %	26.9%	25.8%	27.7%
Selling, general and administrative expenses	78,017	79,813	76,901
Depreciation and amortization	1,542	1,650	1,692
Income from operations	21,467	11,713	21,627
Other expense, net	403	923	1,258
Income from continuing operations, before income taxes	21,064	10,790	20,369
Income tax expense	4,988	2,816	5,196
Income from continuing operations	16,076	7,974	15,173
Income from discontinued operations, net of tax	58,783	18,881	1,099
Net income	$74,859	$26,855	$16,272

Earnings per share – diluted:
Continuing operations	$0.66	$0.32	$0.60
Discontinued operations	2.40	0.75	0.05
Earnings per share – diluted	$3.06	$1.07	$0.65

Weighted average shares outstanding - diluted	24,458	25,019	25,178
Adjusted EBITDA	$25,445	$15,897	$25,515

Billing days	64	63	64

Kforce Inc.
Consolidated Balance Sheets
(In Thousands)
(Unaudited)

	June 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$65,047	$112
Trade receivables, net of allowances	225,810	210,559
Income tax refund receivable	218	319
Prepaid expenses and other current assets	8,692	7,699
Current assets held for sale	—	29,773
Total current assets	299,767	248,462
Fixed assets, net	29,095	34,322
Other assets, net	66,045	36,664
Deferred tax assets, net	6,238	7,147
Goodwill	25,040	25,040
Noncurrent assets held for sale	—	28,273
Total assets	$426,185	$379,908
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$35,855	$32,542
Accrued payroll costs	41,008	39,384
Current portion of operating lease liabilities	5,931	—
Other current liabilities	1,405	1,616
Income taxes payable	5,611	4,553
Current liabilities held for sale	—	12,263
Total current liabilities	89,810	90,358
Long-term debt – credit facility	65,000	71,800
Long-term debt – other	909	1,359
Other long-term liabilities	55,610	43,509
Noncurrent liabilities held for sale	—	4,551
Total liabilities	211,329	211,577
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	719	719
Additional paid-in capital	454,071	447,337
Accumulated other comprehensive income	706	1,296
Retained earnings	329,760	237,308
Treasury stock, at cost	(570,400)	(518,329)
Total stockholders’ equity	214,856	168,331
Total liabilities and stockholders’ equity	$426,185	$379,908

Kforce Inc.
Key Statistics
(Unaudited)

	Q2 2019	Q1 2019	Q2 2018
Total Firm
Total Revenue (000’s)	$338,861	$326,738	$329,535
GP %	29.8%	28.5%	30.4%
Flex revenue (000’s)	$325,354	$314,981	$316,999
Hours (000's)	5,216	5,107	5,370
Flex GP %	26.9%	25.8%	27.7%
Direct Hire revenue (000’s)	$13,507	$11,757	$12,536
Placements	874	770	847
Average fee	$15,463	$15,260	$14,802
Billing days	64	63	64
Technology
Total Revenue (000’s)	$265,305	$255,643	$249,763
GP %	28.0%	26.9%	28.8%
Flex revenue (000’s)	$259,707	$250,216	$244,509
Hours (000’s)	3,421	3,335	3,294
Flex GP %	26.4%	25.3%	27.2%
Direct Hire revenue (000’s)	$5,598	$5,427	$5,254
Placements	308	300	282
Average fee	$18,144	$18,106	$18,635
Finance and Accounting
Total Revenue (000’s)	$73,556	$71,095	$79,772
GP %	36.5%	34.3%	35.6%
Flex revenue (000’s)	$65,647	$64,765	$72,490
Hours (000’s)	1,795	1,772	2,076
Flex GP %	28.9%	27.8%	29.1%
Direct Hire revenue (000’s)	$7,909	$6,330	$7,282
Placements	566	470	565
Average fee	$13,998	$13,447	$12,889

Kforce Inc.
Revenue Growth Rates
(Per Billing Day)
(Unaudited)

	Year-Over-Year Revenue Growth Rates
	(Per Billing Day)
	Q2 2019	Q1 2019	Q4 2018	Q3 2018	Q2 2018
Billing Days	64	63	62	63	64
Tech Flex	6.2%	9.8%	9.0%	10.3%	9.8%
FA Flex	(9.4)%	(11.7)%	(11.7)%	(11.8)%	(9.4)%
Total Flex	2.6%	4.6%	3.6%	4.5%	4.7%

Kforce Inc.
Non-GAAP Financial Measures
(In Thousands, Except Per Share Amounts)
(Unaudited)

In addition to our financial results presented in accordance GAAP, Kforce may use certain non-GAAP financial measures, which we believe provide useful information to investors in evaluating our core operating performance. The following non-GAAP financial measures presented may not provide information that is directly comparable to that provided by other companies, as other companies may calculate such financial results differently. The Company’s non-GAAP financial measures are not measurements of financial performance under GAAP and should not be considered as alternatives to amounts presented in accordance with GAAP. The Company views these non-GAAP financial measures as supplemental and they are not intended to be a substitute for, or superior to, the information provided by GAAP financial results. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.

Free Cash Flow
“Free Cash Flow”, a non-GAAP financial measure, is defined by Kforce as net cash provided by operating activities determined in accordance with GAAP, less capital expenditures. Management believes this provides an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows and is useful information to investors as it provides a measure of the amount of cash generated from the business that can be used for strategic opportunities including investing in our business, making acquisitions, repurchasing common stock or paying dividends. Free Cash Flow is limited, however, because it does not represent the residual cash flow available for discretionary expenditures. Therefore, we believe it is important to view Free Cash Flow as a complement to our Unaudited Condensed Consolidated Statements of Cash Flows. For the six months ended June 30, 2019 and 2018, Free Cash Flows includes results from discontinued operations.

	Six Months Ended June 30,
	2019	2018
Net income	$101,714	$25,447
Non-cash provisions and other	(63,585)	10,545
Changes in operating assets/liabilities	(15,799)	2,267
Net cash provided by operating activities	22,330	38,259
Capital expenditures	(4,184)	(3,116)
Free cash flow	18,146	35,143
Change in debt	(6,800)	(15,923)
Repurchases of common stock	(51,546)	(12,129)
Cash dividends	(8,684)	(5,943)
Net proceeds from the sale of assets held for sale	122,696	—
Other	(8,877)	(1,054)
Change in cash and cash equivalents	$64,935	$94

Adjusted EBITDA
“Adjusted EBITDA”, a non-GAAP financial measure, is defined by Kforce as net income before income from discontinued operations, net of tax, depreciation and amortization, stock-based compensation expense, interest expense, net and income tax expense. Adjusted EBITDA should not be considered a measure of financial performance under GAAP. Items excluded from Adjusted EBITDA are significant components in understanding and assessing our past and future financial performance, and this presentation should not be construed as an inference by us that our future results will be unaffected by those items excluded from Adjusted EBITDA. Adjusted EBITDA is a key measure used by management to assess our operations including our ability to generate cash flows and our ability to repay our debt obligations and management believes it provides a good metric of our core profitability in comparing our performance to our competitors, as well as our performance over different time periods. Consequently, management believes it is useful information to investors. The measure should not be considered in isolation or as an alternative to net income, cash flows or other financial statement information presented in the consolidated financial statements as indicators of financial performance or liquidity. The measure is not determined in accordance with GAAP and is thus susceptible to varying calculations. Also, Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies.
In addition, although we excluded amortization of stock-based compensation expense because it is a non-cash expense, we expect to continue to incur stock-based compensation in the future and the associated stock issued may result in an increase in our outstanding shares of stock, which may result in the dilution of our stockholder ownership interest. We suggest that you evaluate these items and the potential risks of excluding such items when analyzing our financial position.

	Three Months Ended
	June 30, 2019	Mar. 31, 2019	June 30, 2018
Net income	$74,859	$26,855	$16,272
Income from discontinued operations, net of tax	58,783	18,881	1,099
Income from continuing operations	16,076	7,974	15,173
Depreciation and amortization	1,542	1,650	1,692
Stock-based compensation expense	2,429	2,534	2,215
Interest expense, net	410	923	1,239
Income tax expense	4,988	2,816	5,196
Adjusted EBITDA from continuing operations	$25,445	$15,897	$25,515